SECOND AMENDMENT TO AND COMPLETE RESTATEMENT OF
                    THE INDIANA ENERGY, INC.
                DIRECTORS RESTRICTED STOCK PLAN
                    (EFFECTIVE MAY 1, 1997)


     Pursuant to rights reserved under Section 17 of the Indiana Energy, Inc. Directors' Restricted Stock Plan (the "Plan"), the Board of Directors of Indiana Energy, Inc. hereby amends and completely restates the Plan, effective May 1, 1997, to provide, in its entirety, as follows:

     Section 1. Establishment. Indiana Energy, Inc. and Indiana Gas Company, Inc. established this restricted stock plan for their respective outside directors, as described herein, which shall be known as the Indiana Energy, Inc. Directors' Restricted Stock Plan.

     Section   2.    Definitions.   Whenever  used  herein,   the
following terms shall have the meanings set forth below:

     (a) "Attendance Fees" mean any remuneration paid to a Director from the Participating Companies for attending
          Board meetings and meetings of the Board committees.

     (b)  "Board" means the Board of Directors of Energy, Indiana
          Gas or any other Participating Company, whichever is applicable.

     (c)  "Change in Control" means:

          (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (a) the then outstanding shares of common stock of Energy (the "Outstanding Energy Common Stock") or (b) the combined voting power of the then outstanding voting securities of Energy entitled to vote generally in the election of directors (the "Outstanding Energy Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from Energy (excluding an acquisition by virtue of the exercise of a conversion privilege), (ii) any acquisition by Energy, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Energy, Indiana Gas Company, Inc. or any corporation controlled by Energy or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses
               (a), (b) and (c) of subsection (3) of this Section
               2 are satisfied;

          (2) Individuals who, as of April 25, 1997, constitute the Board of Directors of Energy (the "Incumbent Energy Board") cease for any reason to constitute at least a majority of the Board of Directors of Energy (the "Energy Board"); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Energy's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Energy Board shall be considered as though such individual were a member of the Incumbent Energy Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Energy Board; or

          (3) Approval by the shareholders of Energy of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (a) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Energy Common Stock and Outstanding Energy Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Energy Stock and Outstanding Energy Voting Securities, as the case may be, (b) no
               Person (excluding Energy, any employee benefit plan or related trust of Energy, Indiana Gas Company, Inc. or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty percent (20%) or more of the Outstanding Energy Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (c) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the
               Incumbent  Energy  Board  at  the  time   of   the
               execution of the initial agreement providing for such reorganization, merger or consolidation;

          (4) Approval by the shareholders of Energy of (a) a complete liquidation or dissolution of Energy or
               (b) the sale or other disposition of all or substantially all of the assets of Energy, other than to a corporation, with respect to which following such sale or other disposition (i) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Energy Common Stock and Outstanding Energy Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Energy Common Stock and Outstanding Energy Voting Securities, as the case may be, (ii) no Person (excluding Energy and any employee benefit plan or related trust of Energy, Indiana Gas Company, Inc. or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the Outstanding Energy Common Stock or Outstanding Energy Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Energy Board at the time of the execution of the initial agreement or action of the Energy Board providing for such sale or other disposition of assets of Energy; or

          (5) The closing, as defined in the documents relating to, or as evidenced by a certificate of any state or federal governmental authority in connection with, a transaction approval of which by the shareholders of Energy would constitute a Change in Control under subsection (3) or (4) of this
               Section 2(c).

     (d)  "Compensation   Committee"   means   the   Compensation
          Committee of the Board of Energy.

     (e) "Director" means each and every member of the Board of a Participating Company.

     (f) "Disability" means a physical or mental condition which, in the opinion of a physician acceptable to Energy, precludes a Director from continuing to serve as a Director.

     (g)  "Effective Date" means January 13, 1992.

     (h) "Eligible Director" means each Director of a Participating Company who is not also an employee of any Participating Company. No member of the Board who is also an employee of a Participating Company shall be eligible to participate in this Plan.

     (i)  "Energy"   means  Indiana  Energy,  Inc.,  an   Indiana
          corporation, and any successor thereof.

     (j)  "Grantee" means each Eligible Director.

     (k) "Participating Company" means each entity affiliated with Energy (within the meaning of Section 414(b) of the Internal Revenue Code of 1986, as amended) which (with the consent of Energy's Board) adopts the Plan, and any successors thereto.

     (l) "Period of Restriction" means the period during which the transfer of restricted Shares granted under the Plan is restricted pursuant to Section 11 hereof.

     (m)  "Plan"   means  the  Indiana  Energy,  Inc.   Directors
          Restricted Stock Plan as described herein or as from time to time hereinafter amended.

     (n) "Shares" means the common stock, without par value, of Energy.

     (o) "Term of Office" means the period that a Director is elected to serve on the Board of Energy; provided, however, that (i) as to any Term of Office which began before the Effective Date but ends after the Effective Date, Term of Office shall mean the number of years (rounded to the nearest whole year) remaining in such Term of Office after the Effective Date and (ii) as to any Director who is required to retire in accordance with the policy of Energy (the "Retirement Policy") before the expiration of the period that such Director is elected to serve on the Board of Energy, "Term of Office" shall mean the period (rounded to the nearest twelfth of a year) during which such Director is eligible to serve on the Board of Energy in accordance with the Retirement Policy.

     (p) "1934 Act" means the Securities Exchange Act of 1934, as amended.

     Section 3. Purpose. The purpose of the Plan is to enable the Participating Companies to retain and motivate their outside Directors who provide valuable service to them and to provide them with a means of acquiring or increasing a proprietary interest in Energy so that they shall have an increased incentive to work toward the attainment of the long term growth and profit objectives of Energy and the other Participating Companies.

     Section  4.   Shareholder  Approval.   The  Plan  shall   be
conditioned upon the approval of the Plan by the holders of a majority of the Shares present, or represented, and entitled to vote at Energy's 1992 annual shareholders' meeting.

     Section 5. Eligibility. Each Eligible Director shall receive restricted Share grants under the Plan; provided, however, that no grant of restricted Shares shall be made to an Eligible Director until such Director consents in writing to abide by the restrictions imposed on the Shares granted to him or her.

     Section 6. Administration. The Plan shall be administered by the Compensation Committee. The decision of a majority of the members of the Compensation Committee shall constitute the decision of the Compensation Committee, and the Compensation Committee may act either at a meeting, including a telephonic meeting, at which a majority of its members are present or by a written consent signed by all of its members. The Compensation Committee may appoint individuals to act on its behalf in the administration of the Plan; provided, however, that except as otherwise provided by the Plan, the Compensation Committee shall have the sole, final and conclusive authority to administer, construe and interpret the Plan. Notwithstanding anything contained in this Section to the contrary, no member of the Compensation Committee may vote or act with respect to any administrative decision or interpretation which directly or indirectly affects his, but not all Grantees', interests under the Plan.

     Section 7. Number of Shares Subject to the Plan. The total number of Shares that may be granted under the Plan may not exceed fifty thousand (50,000) Shares, subject to adjustment as provided in Section 9 hereof. Those Shares may consist, in whole or in part, of authorized but unissued Shares or Shares reacquired by Energy, including Shares purchased in the open market, not reserved for any other purpose.
     Section 8. Unused Shares. In the event any Shares subject to grants made under the Plan are forfeited pursuant to
Section 15 hereof, such forfeited Shares shall again become available for issuance under the Plan.

     Section 9. Adjustments in Capitalization. In the event of any change in the outstanding Shares by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, stock rights plan or exchange of shares or other similar corporate change, the aggregate number of Shares issuable under the Plan shall be appropriately adjusted by the members of the Board of Energy who are not eligible to participate in the Plan, whose determination shall be conclusive. In such event, the members of the Board of Energy who are not eligible to participate in the Plan shall also have discretion to make appropriate adjustments in the number and type of Shares subject to restricted Share grants then outstanding under the Plan pursuant to the terms of such grants or otherwise.

     Section 10. Grant of Restricted Shares. An Eligible Director shall be entitled to a grant of Shares for any Term of Office ending after the Effective Date. As soon as practicable after the beginning of each Term of Office, the Secretary of Energy shall issue to each Grantee a number of restricted Shares determined by dividing:

     (a)  an amount equal to the product of:

                     (i)  three (3) or, if the Grantee's Term  of
               Office for which the grant relates is for a period of less than three (3) years, the number of years, with fractional years computed to the nearest twelfth (12th), in such Term of Office; and

                     (ii) one-third (1/3) of the Grantee's annual
               rate  of remuneration (exclusive of any Attendance
               Fees) from the Participating Companies in effect on such date;

by

     (b) the average of the daily averages of the high and low sales price of the Shares for the five (5) consecutive trading days immediately preceding the first day of such Term of Office (as reported in The Wall Street Journal), rounding  up  or down any fractional Share to the  nearest  whole
Share.

     Section 11. Restrictions on Transferability. Until the lifting of the restrictions on the Shares granted under Section 10 hereof, no Shares granted under Section 10 of the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. The Period of Restriction with respect to any Share granted under Section 10 shall expire upon the first to occur of the following:

     (a) the expiration of the Term of Office for which the grant relates without effect to any extension of such Term of Office because of the failure to elect a successor Director,

     (b)  the Grantee's death or Disability,

     (c) the involuntary termination of the Grantee's status as a Director of the Participating Companies by the Participating Companies,

          (d) conditioned upon the approval of the majority of the Directors other than the affected Grantee, the Grantee's voluntary termination of his status as a Director of Energy before the expiration of the Term of Office for which the grant relates because of health problems or, in the case of a Grantee whose principal place of residence at the beginning of his Term of Office is Indiana, because of the relocation of his principal place of residence outside of Indiana and such voluntary termination is not approved by the majority of the Directors of Energy other than the affected Grantee; or

     (e)  a Change in Control of Energy;

provided, however, that under no circumstances shall the Shares be transferable and free of restriction before the expiration of a six (6) month period beginning on the first day of the Term of Office or, if later, their date of issuance.

     Section   12.    Certificate   Legend.    Each   certificate
representing restricted Shares granted pursuant to Section 10 of this Plan shall bear the following legend:

          "The sale or other transfer of the shares represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Indiana Energy, Inc. Directors Restricted Stock Plan and rules of administration adopted pursuant to such Plan. A copy of the Directors Restricted Stock Plan and the rules of such Plan may be obtained from the Secretary of Indiana Energy, Inc."

Once the restricted Shares are released from the restrictions set forth in Section 11 hereof, the Grantee shall be entitled to have the legend required by this Section 12 removed from such Share certificate(s).

     Section   13.    Voting  Rights.   During  the   Period   of
Restriction, Grantees holding restricted Shares granted hereunder may exercise full voting rights with respect to those Shares.

     Section 14. Dividends and Other Distributions. During the Period of Restriction, Grantees holding restricted Shares granted under Section 10 shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, such Shares shall be subject to the same restrictions on transferability as the restricted Shares with respect to which they were paid.

     Section 15. Lifting of Restrictions and Forfeiture of Shares. The restricted Share grants under Section 10 of the Plan shall be lifted automatically upon the expiration of the Period of Restriction. If a Grantee voluntarily terminates his status as a Director of Energy before the expiration of the Period of Restriction of any grant and except as otherwise provided by
Section 11(d), any Shares still held by the Grantee subject to restriction shall be immediately forfeited.

     Section 16. Elective Purchases of Shares. Eligible Directors shall also be permitted to receive the portion of their calendar year remuneration not already granted in restricted Shares as provided in Section 10 (exclusive of Attendance Fees) in Shares rather than cash in accordance with the following provisions:

     (a) Election to Participate. Any Eligible Director may elect to receive the remaining portion of his calendar year remuneration not already granted in restricted Shares as provided in Section 10 (exclusive of Attendance Fees) from the Participating Companies in Shares rather than cash by tendering an irrevocable written election to the Secretary of Energy before the beginning of the calendar year for which the election relates; provided, however, that with respect to the Eligible Director's initial term of office, the Director shall be provided a reasonable time period by the Compensation Committee after his or her election to the Board to make the elective purchase of shares under this Section 16 for the remainder of the calendar year during which his or her Term of Office commences. To the extent the Term of Office of an Eligible Director who elects to receive the remaining portion of his annual remuneration in Shares expires in January of the calendar year for which the election relates and such Eligible Director is not re-elected to a new Term of Office as a Director of a Participating Company, such Director's election shall be null and void. An
          Eligible Director who does not elect for his annual remuneration to be paid in Shares shall receive his remuneration in cash at such times that such remuneration is otherwise due.

     (b) Issuance of Shares. If an Eligible Director elects under this Section to receive the portion of his annual remuneration available to him in cash in Shares, such Shares shall be issued to him by the Secretary of Energy as soon as practicable after the election as an Eligible Director. The number of Shares to be issued under this Section to an electing Eligible Director shall be determined by dividing:

                      (i)    the   Eligible   Director's   annual
               remuneration (exclusive of the portion of his annual remuneration payable in restricted Shares under Section 10 and exclusive of Attendance Fees) from the Participating Companies in effect immediately following the annual shareholders' meeting of Energy for such calendar year (or, in the case of the Eligible Director's initial term of office, the remuneration that (but for the election under this Section) would have been payable to the Director in the calendar year during which his initial term of office commences), by

                    (ii) the average of the daily averages of the
               high  and  low sales price of the Shares  for  the
               five (5) consecutive trading days immediately preceding Energy's shareholder meeting for such calendar year (or, in the case of the Eligible Director's initial term of office, the five (5) consecutive trading days immediately preceding the commencement of his term of office), as reported in The Wall Street Journal, rounding up or down any fractional Share to the nearest whole Share.

          Any fractional Shares shall be paid to the Director in cash.

     (c)  No  Restrictions.  Any Shares issued under this Section
          16 shall be free of any restrictions under this Plan except for restrictions applicable under the 1934 Act.

     Section 17. Amendment and Termination. The Board of Energy may amend, modify, alter, or terminate the Plan; provided, however, that without the approval of the Energy shareholders:

     (a) the number of Shares which may be reserved for issuance under the Plan may not be increased except as provided in Section 9 hereof;

     (b) the class of individuals to whom grants may be granted under the Plan shall not be modified materially;

     (c) the manner in which Shares are granted shall not be modified materially; and

     (d) the benefits accruing to Grantees under the Plan shall not be increased materially.

     Section 18. Indemnification. Each person who is or shall have been a member of the Board or the Compensation Committee shall be indemnified and held harmless by Energy against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof with Energy's approval, or paid by him in satisfaction of a judgment in any such action, suit or proceeding against him, provided he shall give Energy an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Energy Articles of Incorporation or Code of By-Laws, as a matter of law, or otherwise, or any power that Energy may have to indemnify them or hold them harmless.

     Section 19. Governing Law. The Plan, and all grants and other documents delivered hereunder, shall be construed in accordance with and governed by the laws of Indiana.

     Section   20.    Expenses   of  Plan.    The   expenses   of
administering the Plan shall be borne by Energy.

     Section 21. Successors. The Plan shall be binding upon the successors and assigns of the Participating Employers.

     This  Second  Amendment to and Complete Restatement  of  the
Indiana  Energy,  Inc.  Directors'  Restricted  Stock  Plan   was
approved by the Board of Directors of Indiana Energy, Inc. on April 25, 1997.

                                   INDIANA ENERGY, INC.



                                   By
                                   Its:  Chairman of the Board